EXHIBIT NUMBER 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-86823, Form S-8 No. 333-24027 and Form S-8 No. 333-86753)
pertaining to IMRglobal Corp. and the Information Management Resources, Inc. Employee Stock Purchase Plan of our report dated August 20, 1999 (except for
Note 23 as to which the date is October 25, 1999), with respect to the consolidated financial statements of IMRglobal Corp. included in this Current Report (Form 8-K), for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                          /s/ Ernst & Young LLP
                                                              ERNST & YOUNG LLP

Tampa, Florida

November 12, 1999

                                       56